Exhibit 1.1

EXECUTION VERSION

STANLEY BLACK & DECKER, INC.

$800,000,000

2.900% Notes Due 2022

Underwriting Agreement

New York, New York

November 1, 2012

To the Representatives named in Schedule I hereto of

the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Stanley Black & Decker, Inc., a corporation organized under the laws of the State of Connecticut (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its debt securities identified in Schedule I hereto (the “Notes”). The Notes will be guaranteed (the “Guarantee”) by The Black & Decker Corporation, a corporation organized under the laws of the State of Maryland (the “Guarantor”). The Notes and the Guarantee are collectively referred to herein as the “Securities.” The Securities will be issued under the Indenture dated as of November 1, 2002 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to JPMorgan Chase Bank N.A., as supplemented by the Second Supplemental Indenture dated as of March 12, 2010 (the “Second Supplemental Indenture”), among the Company, the Guarantor and the Trustee and the officer’s certificate or supplemental indenture establishing the terms of the Securities (the “Supplemental Indenture” and together with the Second Supplemental Indenture and the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter as set forth below in this Section 1.

(a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (the file number of which is set forth in Schedule I hereto), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time became effective upon filing. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company or the Guarantor has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Company agrees to pay the fees required by the Commission relating to the Securities in accordance with Rules 456(b) and 457(r).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(d) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed by the Company pursuant to Section 5(b) hereto, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus or final term sheet based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Company and the Guarantor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act.

(g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Guarantor is exempt from the reporting requirements of Section 13(a) and 15(d) of the Exchange Act under Rule 12h-5 under the Exchange Act and Item 3-10 of Regulation S-X promulgated by the Commission.

(h) Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, or earnings, business or affairs of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(j) Each Designated Subsidiary has been duly organized and is validly existing as a corporation, and is in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not result in a Material Adverse Effect; none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of the Designated Subsidiary.

(k) The Company’s authorized equity capitalization is as set forth or incorporated by reference in the Disclosure Package and the Final Prospectus; the outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(l) The Notes have been duly authorized by the Company, will be duly issued and outstanding when delivered to and paid for by the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the provisions of the Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(m) The Base Indenture and the Second Supplemental Indenture have each been duly authorized, executed and delivered, and constitute valid and binding instruments enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity). The Second Supplemental Indenture has been duly authorized, executed and delivered, and constitutes a valid and binding instrument enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity). The Supplemental Indenture has been duly authorized by the each of the Company and the Guarantor, and when executed and delivered by the parties thereto, will constitute a valid and binding instrument enforceable against the Company and the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity).

(n) The statements in the Disclosure Package and the Final Prospectus under the headings “Certain United States Federal Income Tax Considerations For Non U.S. Holders”, “Description of the Notes”, “Description of Guarantees of our Debt Securities” and “Underwriting” fairly summarize the documents and matters therein described.

(o) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor.

(p) The execution and delivery by the Company of this Agreement, the Indenture and the Notes, and the execution, and delivery by the Guarantor of this Agreement, the Second Supplemental Indenture and the Supplemental Indenture, and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary is bound or to which any of the property or assets of the Company or any Designated Subsidiary is subject; (ii) nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or by-laws of the Company or the charter or by-laws of any Designated Subsidiary or (B) any statute or any order, rule or regulation of any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) having jurisdiction over the Company or any Designated Subsidiary or any of their properties; except in the case of clauses (i) and (ii)(B) for conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to execute and deliver this Agreement, the Indenture or the Notes or the Guarantor to execute and deliver this Agreement or the Supplemental Indenture or consummate the transactions herein and therein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement, except as have been obtained or made and except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and distribution of the Securities by the Underwriters.

(q) The consolidated historical financial statements and related schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(r) The consolidated historical financial statements and related schedules of The Black & Decker Corporation and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the financial condition, results of operations and cash flows of The Black & Decker Corporation as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Designated

Subsidiary or its or their property is pending or, to the reasonable knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Securities, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in, incorporated by reference in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(t) The Company and each Designated Subsidiary own or lease all such properties as are necessary to the conduct of the operations of the Company and its Designated Subsidiaries as presently conducted, except when the failure to own or lease such properties is not reasonably likely to result in a Material Adverse Effect.

(u) Neither the Company nor any Designated Subsidiary is in violation or default of (i) any provision of its charter or bylaws or (ii) to the reasonable knowledge of the Company: (A) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (B) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Designated Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Designated Subsidiary or any of its properties, as applicable, except, in the case of subclauses (A) and (B), for such violations or defaults that are not reasonably likely to result in a Material Adverse Effect.

(v) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and of The Black & Decker Corporation and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and related schedules and the internal controls of the Company and The Black & Decker Corporation included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company and The Black & Decker Corporation within the meaning of Regulation S-X under the Act.

(w) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the issuance or sale of the Securities or the issuance or sale by the Company or the Guarantor of the Securities.

(x) Each of the Company and each Designated Subsidiary has timely filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(y) No labor problem or dispute with the employees of the Company or any Designated Subsidiary exists or, to the reasonable knowledge of the Company, is threatened or imminent, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto).

(z) Each Designated Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Designated Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Designated Subsidiary from the Company or from transferring any of the Designated Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto).

(aa) The Company and each Designated Subsidiary possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses as now operated by them, except where the failure to possess such licenses, permits and other authorizations would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect, and neither the Company nor any Designated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto).

(bb) The Company and each Designated Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except as described, or incorporated by reference, in the Disclosure Package and the Final Prospectus and except as such matters as would not, singly or in the aggregate, reasonably likely result in a Material Adverse Effect, (i) to the reasonable knowledge of the Company, neither the Company nor any Designated Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Designated Subsidiary have all Governmental Licenses required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the reasonable knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Designated Subsidiary and (iv) there are, to the reasonable knowledge of the Company, no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Designated Subsidiary relating to Hazardous Materials or Environmental Laws.

(dd) Except as to such matters as would not, singly or in the aggregate, reasonably likely result in a Material Adverse Effect: (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (ii) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iii) neither the Company nor any Designated Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ee) None of the Company, any Designated Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) To the reasonable knowledge of the Company, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale; Commission. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantor agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor, at a purchase price set forth in Schedule I hereto the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto, together with the Guarantee.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Company and the Guarantor, jointly and severally, agree with each Underwriter that:

(a) Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives (which approval shall not be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by them of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) The Company and the Guarantor agree that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives, the Company or the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantor agree that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, until the first Business Day after the Closing Date, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), of any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction; provided, that the Company shall be permitted to file a shelf registration statement (or file any amendment to its existing shelf registration statement) with respect to such securities, provided that the Company shall not effect any sales of such securities pursuant to such shelf registration statement during the period described above.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the fees of the trustee under the Indenture; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, a preliminary and final blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (if the Securities are to be listed); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company and the Guarantor in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of accountants for the Company and the Guarantor and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantor; and (x) all other costs and expenses incident to the performance by the Company and the Guarantor of their obligations hereunder.

(l) The Company and the Guarantor will cooperate with the Representatives and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in the certificates to be delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Guarantor, threatened.

(b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit A hereto.

(c) The Company shall have requested and caused the Vice President and General Counsel for the Company or an assistant General Counsel or Corporate Counsel to the Company that has been admitted to practice law in the State of Connecticut, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B hereto.

(d) The Guarantor shall have requested and caused Miles & Stockbridge P.C., counsel for the Guarantor, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C hereto.

(e) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives regarding such matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company and the Guarantor shall have furnished to the Representatives a certificate of the Company and the Guarantor, respectively, signed by (x) the respective Chief Executive Officer and (y) the respective principal financial or accounting officer of the Company and the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantor, as applicable, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Guarantor, as applicable, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantor, as applicable, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in, incorporated by reference in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Exchange Act with respect to the Company and The Black & Decker Corporation and the applicable published rules and regulations thereunder and containing statements and information of a type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and The Black & Decker Corporation contained in or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given or incorporated by reference in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Guarantor in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the offices of counsel for the Underwriters, at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company shall reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, each of their respective officers who signs the Registration Statement and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements contained in the “Underwriting” section of any Preliminary Prospectus and the Final Prospectus (i) in the third paragraph of text, (ii) in the second sentence of the fourth paragraph of text and (iii) in the fifth, sixth and seventh paragraphs of text of such section constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of no more than one such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement or an admission of fault, culpability by failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company and the Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director of the Company and the Guarantor shall have the same rights to contribution as the Company and Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement services in the United States; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Underwriters set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Guarantor or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 14 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and (i) if sent to the Representatives, will be mailed, delivered or telefaxed to them care of the address set forth in Schedule I hereto; or (ii) if sent to the Company and the Guarantor, will be mailed, delivered or telefaxed to (860) 827-3911 and confirmed to it at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, attention of the Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Arm’s Length Transaction; No Fiduciary Relationship. The Company and the Guarantor hereby acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Guarantor, on one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor; and (iii) their engagement of the Underwriters in connection with the transactions contemplated by this Agreement, including the offering of the Securities, is as independent contractors and not in any other capacity. Furthermore, the Company and the Guarantor agree that they are solely responsible for making their own judgments in connection with the transactions contemplated by this Agreement, including the sale and purchase of the Securities, irrespective of whether any of the Representatives has advised or is currently advising the Company or the Guarantor on related or other matters.

16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Integration. This Agreement supercedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Designated Subsidiary” shall mean each subsidiary of the Company that is a significant subsidiary as defined in Regulation S-X, Item 1-02(w) promulgated by the Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which relates to the Securities and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Regulation D” shall mean Regulation D under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

Very truly yours,

Stanley Black & Decker, Inc.

By:	/s/ Craig Douglas
Name:	Craig Douglas
Title:	Vice President and Treasurer

The Black & Decker Corporation

By:	/s/ Craig Douglas
Name:	Craig Douglas
Title:	Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date first

above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden Jr.
Name:	Jack D. McSpadden Jr.
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Thomas Ritchie
Name:	Thomas Ritchie
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
Name:	Michael Hickey
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

For themselves and as

Representatives of the

other several Underwriters

named in Schedule II to the

foregoing Agreement.

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated November 1, 2012

Registration Statement No. 333-178017

Representatives:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC

Title, Purchase Price and Description of Securities:

Title: 2.900% Notes Due 2022

Principal amount: $800,000,000

Purchase price: 99.264% plus accrued interest, if any, from November 6, 2012

Redemption provision: Optional Redemption as set forth in the Disclosure Package

Other provisions: Change of Control Put as set forth in the Disclosure Package

Guarantee: Guaranteed by The Black & Decker Corporation as set forth in the Disclosure Package

Closing Date, Time and Location:	November 6, 2012 at 10:00 a.m. at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

Type of Offering: Non-delayed

Address for notices to the Representatives under Section 12:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax No: 212-816-7912

Attention: General Counsel

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attention: LCD-IBD

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

S-I-1

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Fax No: 212-834-6081

Attention: Investment Grade Syndicate Desk

S-I-2

SCHEDULE II

Underwriters	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$153,846,000
Credit Suisse Securities (USA) LLC	153,846,000
Goldman, Sachs & Co.	153,846,000
J.P. Morgan Securities LLC	153,846,000
Barclays Capital Inc.	69,232,000
BNP Paribas Securities Corp.	69,232,000
RBS Securities Inc.	46,152,000

Total	$800,000,000

S-II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final term sheet dated November 1, 2012.

S-III-1